[CONFORMED COPY]

                                                                   Exhibit 10.10

            AGREEMENT, dated as of November 11, 1996 (this "Agreement"), among Riverwood International Corporation, a Delaware corporation (the "Company"), RIC Holding, Inc., a Delaware corporation ("RIC Holding"), Riverwood Holding, Inc., a Delaware corporation ("Holding"), and Thomas H. Johnson ("Executive"),

                              W I T N E S S E T H :

            WHEREAS, Executive and RIC Holding (as successor by merger to the former Riverwood International Corporation) were parties to an Employment Agreement, dated as of April 10, 1992, as amended from time to time prior to March 27, 1996 (as so amended, the "Prior Agreement");

            WHEREAS, the Prior Agreement was amended and restated pursuant to an Amended and Restated Employment Agreement, dated as of March 27, 1996 (the "Amended Agreement"), among the Company (formerly named Riverwood International USA, Inc.), Holding (formerly named New River Holding, Inc.) and Executive;

            WHEREAS, the Prior Agreement was superseded in its entirety by the terms of the Amended Agreement, and the terms of the Prior Agreement are of no further force or effect, except that certain provisions of section 9 of the Prior Agreement continue in effect;

            WHEREAS, Holding and Executive are parties to a Management Stock Subscription Agreement, dated as of June 4, 1996 (the "Subscription Agreement");

            WHEREAS, Holding and Executive are parties to a Management Stock Option Agreement, dated as of June 4, 1996 (the "Option Agreement");

            WHEREAS, Executive is currently employed as President and Chief Executive Officer of the Company pursuant to the terms of the Amended
Agreement, and is also (i) the President and Chief Executive Officer of each of Holding and RIC Holding, (ii) a member of the Boards of Directors of Holding, RIC Holding, the Company and various other direct and indirect subsidiaries of Holding and (iii) an officer of various other direct and indirect subsidiaries of Holding;
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            WHEREAS, in connection with a realignment of the executive management of the Company, on October 8, 1996, the Board of Directors of each of Holding, RIC Holding and the Company elected Mr. B. Charles Ames to act as chief executive officer of such corporation, respectively, and granted and delegated to Mr. Ames in such capacity the authority, powers and duties theretofore held, exercised and performed by Executive as the President and Chief Executive Officer of such corporation, respectively;

            WHEREAS, Executive wishes to terminate his employment as the President and Chief Executive Officer of the Company, and the parties hereto have agreed that such termination would constitute a termination for Good Reason (as defined in the Amended Agreement);

            WHEREAS, a termination by Executive of his employment for Good Reason would have certain consequences under the Amended Agreement, the Subscription Agreement and the Option Agreement;

            WHEREAS, in conjunction with the termination of his employment as the President and Chief Executive Officer of the Company, Executive wishes to resign from (i) his position as the President and Chief Executive Officer of each of Holding and RIC Holding, (ii) the Boards of Directors (including, to the extent applicable, all committees thereof) of Holding, RIC Holding, the Company and all other direct and indirect subsidiaries of Holding and (iii) all his positions as an officer of all other direct and indirect subsidiaries of Holding;

            WHEREAS, the Company desires to secure the continued services of Executive, and Executive desires to continue in the employment of the Company, following Executive's termination of his employment as the President and Chief Executive Officer of the Company, and, in connection therewith, the Company and Executive desire to amend and restate the terms and provisions of the Amended Agreement to, among other things, set forth the terms of such continued employment;

            WHEREAS, Executive has served as President and Chief Executive Officer, and will serve as Vice-Chairman of the Company pursuant to the terms hereof, and in such positions has been and will be exposed to a substantial amount of confidential and proprietary information concerning the business and operations of the Company and its affiliates; and


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            WHEREAS, Holding, RIC Holding, the Company and Executive wish to agree upon the consequences of the termination by Executive of his employment as the President and Chief Executive Officer of the Company,

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein and for other good and valuable consideration, the Company and Executive hereby agree to amend and restate the Amended Agreement in its entirety, and Holding, RIC Holding, the Company and Executive hereby agree with respect to certain matters, as follows:

            1. Agreement to Employ. Upon the terms and subject to the conditions of this Agreement, the Company hereby employs Executive, and Executive hereby accepts employment by the Company. The Company, Holding, RIC Holding and Executive shall use their respective best efforts to avoid the imposition of any excise tax under section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to all payments made by the Company or any of its affiliates to or for the benefit of Executive, provided that Executive shall in no event be required to forgo, reduce or delay any payment or benefit provided for by the Company or any of its affiliates in order to avoid or reduce any such excise tax, and provided, further, that Holding shall use its best efforts to obtain the approval of holders of at least 75% of its shares to the terms of this Agreement as contemplated by section 280G(b)(5)(B) of the Code, except that any disclosure to shareholders need be made only to holders of 75% of its shares.

            2. Term; Position and Responsibilities.

            (a) Term of Service. The period during which Executive shall perform services for the Company pursuant to this Agreement (the "Service Period") will commence on November 11, 1996 and will expire on the first to occur of the following dates (the "Service Termination Date"): (i) December 31, 1997, (ii) June 30, 1997, if either the Company or Executive gives written notice prior to May 31, 1997 of its or his intention to terminate such services as of June 30, 1997 or (iii) the date of death or Disability of Executive. For purposes of this Agreement, "Disability" shall mean a physical or mental disability that prevents or would prevent the performance by Executive of his duties hereunder for a continuous period of six months or longer. The determination of Executive's Disability shall be


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

(x) made by an independent physician who is reasonably acceptable to the Company and Executive (or his representative), (y) final and binding and (z) based on such competent medical evidence as shall be presented to him by Executive and/or the Company or by any physician or group of physicians or other competent medical experts employed by Executive and/or the Company to advise such independent physician. The date of any Disability shall be the date of such determination. The Company and Executive hereby agree that the concepts of constructive termination, termination for good reason and termination with or without cause shall not apply to this Agreement.

            (b) Position and Responsibilities. During the Service Period, Executive shall serve as Vice-Chairman of the Company, performing such duties (consistent with his title and position) as the Chairman of the Board of Directors of the Company (the "Chairman") may request, which shall include but not be limited to liaison with customers and joint venture partners, development of growth initiatives and strategic alliances, and advising the Chairman on similar matters. Executive shall devote all of his skill and knowledge and shall make available to the Company no less than one-half of his working time (except for vacation time as set forth in Section 6(b) and absence for sickness or similar disability) over the Service Period to his duties as Vice-Chairman (recognizing that for particular periods of time Executive may devote more or less than the specified portion of his time to such duties), or such lesser portion of his time as the Chairman may designate, and shall make himself reasonably available to perform services under this Agreement in locations outside the Atlanta, Georgia area, but it shall be expressly understood that Executive may also pursue other interests (including searching for new full-time employment), and that he may serve as a member of the boards of directors of other corporations and entities, subject to the provisions of Section 9. The Company and Executive hereby agree that the position of Vice-Chairman shall not constitute a position as an "officer" of the Company or a "member" of the "board of directors" of the Company within the meaning of such terms under the Delaware General Corporation Law, that Executive shall not be treated as an officer or director of the Company under, and shall not be assigned any functions or responsibilities in, the by-laws or certificate of incorporation of the Company, that Executive shall not have any power or authority as Vice-Chairman not expressly delegated to him by the Chairman, and that without limiting the foregoing Executive shall not have any power or authority to sign certificates representing


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shares of stock in the Company or to serve as the Chairman in the absence of the
Chairman.

            3. Service Fee. As compensation for the services to be performed by Executive during the Service Period, the Company shall pay Executive a service fee (the "Service Fee") at an annualized rate of $500,000.00, payable in pro rata installments on the Company's regular payroll dates, with the first installment being paid on the Company's first regular payroll date occurring after November 11, 1996. The Company shall pay to Executive (or his estate, in the event of the death of Executive) the Service Fee through and including the Service Termination Date.

            4. Other Payments and Compensation Arrangements.

            (a) Incentive Compensation. If the Service Termination Date is no earlier than June 30, 1997, Executive will receive, no later than August 15, 1997, an incentive bonus of $250,000.00 if the following target (the "Six-Month Target") is attained: the Company's actual Coated Board revenues net of returns and allowances, expressed in dollars ("Net Revenues"), for the first six months of 1997 equal or exceed the product obtained by multiplying (i) $1,118,400,000.00 by (ii) the quotient obtained by dividing (A) the Coated Board Net Revenues projected for the first six months of 1997 under the Company's 1997 business plan as approved in good faith by the Board of Directors of the Company on or before February 28, 1997 (the "Company Plan") by (B) the Coated Board Net Revenues projected for the Company's fiscal year ending December 31, 1997 under the Company Plan. The Company shall send a copy of the Company Plan to Executive no later than March 15, 1997. If no 1997 business plan is approved in good faith by the Board of Directors of the Company on or before February 28, 1997, then the quotient set forth in clause (ii) of the immediately preceding sentence shall be 0.45. In addition, if the Service Termination Date is no earlier than December 31, 1997, Executive will receive, no later than February 15, 1998, an incentive bonus of $750,000.00 if the following target (the "Twelve-Month Target") is attained: the Company's actual Coated Board Net Revenues for the Company's fiscal year ending December 31, 1997 equal or exceed $1,118,400,000.00. If the Service Termination Date is the date of death or Disability of Executive and is (i) on or after January 1, 1997 but prior to June 30, 1997, if the Six-Month Target is achieved, then Executive (or his estate) will receive, no later than August 15, 1997, an incentive bonus of $250,000.00 multiplied by the number of days from


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

January 1, 1997 to the date of death or Disability and divided by 181, or (ii) on or after July 1, 1997 but prior to December 31, 1997, if the Twelve-Month Target is achieved, then Executive (or his estate) will receive, no later than February 15, 1998, an additional incentive bonus of $750,000.00 multiplied by the number of days from January 1, 1997 to the date of death or Disability and divided by 365.

            (b) Repurchase of Shares. Executive currently owns 30,000 shares (the "Shares") of the Class A Common Stock of Holding, par value $.01 per share (the "Common Stock"), which shares were acquired pursuant to and are subject to the provisions of the Subscription Agreement. Holding and Executive each hereby agrees that the Subscription Agreement shall be amended as of the date hereof pursuant to an amendment substantially in the form of Exhibit A hereto. Notwithstanding any provisions to the contrary contained in the Subscription Agreement, the rights and obligations to repurchase or to require the repurchase of the Shares pursuant to the Subscription Agreement shall not be triggered as a result of Executive's change in status from President and Chief Executive Officer to Vice-Chairman. The Company and Holding shall use their best efforts to obtain, and Executive shall cooperate with them in obtaining, a waiver of any provisions allowing the lender under any loan made to Executive to finance his purchase of the Shares to accelerate the repayment of the principal thereof or interest thereon as a result of Executive's change in status from President and Chief Executive Officer to Vice-Chairman. Without the express written consent of Executive, neither the Company, Holding nor RIC Holding shall initiate the imposition of any restrictions on repurchases of the Shares by Holding other than those in effect on the date hereof.

            (c) Options. With respect to the Service Options (as such term is defined in the Option Agreement) to purchase up to 60,000 shares of Common Stock granted to Executive pursuant to the Option Agreement and the Performance Options (as such term is defined in the Option Agreement) to purchase up to 30,000 shares of Common Stock granted to Executive pursuant to the Option Agreement, Holding and Executive each hereby agrees that the Option Agreement shall be amended as of the date hereof pursuant to an amendment substantially in the form of Exhibit B hereto. Notwithstanding any provisions to the contrary contained in the Option Agreement, the vesting and exercise of such options shall not be affected as a result of Executive's


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

change in status from President and Chief Executive Officer to Vice-Chairman, except as reflected in Exhibit B hereto.

            (d) Additional Payment. On November 11, 1996 Executive will receive from the Company an amount equal to $2,714,161.71, reduced by the amount of any applicable withholding taxes thereon.

            (e) Supplemental Executive Retirement Plan. On November 11, 1996 Executive will receive a lump-sum payment of $78,881.53 with respect to his participation in the Company's supplemental executive retirement plan through such date, reduced by the amount of any applicable with holding taxes thereon. On the fifteenth day of the first month after the end of the calendar quarter in which the Service Termination Date occurs, Executive will receive an additional lump-sum payment, the amount to be calculated by the Company's actuary as of the Service Termination Date, with respect to his participation in the Company's supplemental executive retirement plan after November 11, 1996 and through the Service Termination Date, reduced by the amount of any applicable withholding taxes thereon.

            5. Service Benefits.

            (a) Service Period Benefits. To the extent eligible, and subject to the provisions set forth in Section 5(b), during the Service Period, Executive will continue to participate in all pension, welfare and fringe benefit plans and programs of the Company in which he is participating immediately prior to November 11, 1996, other than long-term disability benefits and the perquisites set forth on Schedule I to the Amended Agreement, without any reduction in benefits or coverage, or any increase in net after-tax cost to Executive other than any such increase that applies generally to other senior executives of the Company. The benefits referred to in the preceding sentence include, but are not limited to, the following: (i) benefits under applicable retirement and savings programs (including the Company's section 401(k) plan) and (ii) life insurance, medical, dental, accidental death and dismemberment and prescription drug benefits.

            (b) Benefit Reductions. If, during the Service Period, any benefits under any pension, welfare or fringe benefit plan or program of the Company in which Executive is participating immediately prior to November 11, 1996, other than long-term disability benefits and the perquisites set forth on Schedule I to the Amended Agreement, are reduced or


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

are not available to Executive for any reason (whether because he is providing services to the Company on a part-time basis, because the Company changes any such plan or program covering its executive officers, because he is no longer an officer of the Company, or otherwise), the Company shall provide Executive additional compensation or benefits having an after-tax economic value to Executive equal to the after-tax economic value to him of such benefit reduction or unavailable benefit.

            (c) Post-Service Period Benefits. For the period following the Service Period and ending March 27, 2001, in lieu of Executive's participation in welfare and fringe benefit plans and programs of the Company, he will receive a lump-sum payment of $22,958.13 on January 15, 1998, reduced by the amount of any applicable withholding taxes thereon. Executive shall become eligible for COBRA continuation beginning on the Service Termination Date. The pro visions of this Section 5(c), except those relating to COBRA continuation rights, shall not apply if Executive's employment shall terminate upon his death.

            6. Expenses, etc.

            (a) Business Travel, Lodging, etc. The Company shall reimburse Executive, in accordance with policies and procedures no less favorable (including with respect to timing of reimbursement) to Executive than to other senior executives of the Company, for reasonable travel, lodging, meal and other reasonable expenses incurred by him in connection with his performance of services hereunder upon submission of evidence, satisfactory to the Company, of the incurrence and purpose of each such expense and otherwise consistent with the Company's business travel reimbursement policy applicable to senior executives as in effect from time to time.

            (b) Vacation. During the Service Period, Executive shall be entitled to four weeks of paid vacation on an annualized basis.

            (c) Office Space; Secretarial Assistance. During the Service Period, Executive shall be provided office space, office equipment and furnishings and secretarial assistance, in the Atlanta, Georgia executive offices of the Company, in all cases consistent with Executive's title and position and his search for new full-time employment, including the services of Executive's current administrative assistant. At the request of the Chairman or Executive,


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such office space shall be an office other than Executive's current office and, with the mutual consent of the Company and Executive, may be at a location in the Atlanta area other than within the executive offices of the Company.

            (d) Outplacement Services. During the Service Period and thereafter, the Company shall reimburse Executive for expenses incurred by Executive for outplacement and career counseling services provided to Executive for an aggregate amount not to exceed $25,000.00, in accordance with reimbursement policies and procedures similar to those provided for in Section 6(a).

            7. Resignations.

            (a) Resignation from Current Positions. Effective as of November
11, 1996, Executive shall resign, in writing, from all positions he holds, as of such date, with Holding, RIC Holding, the Company and their respective affiliates, and shall thereafter serve solely in the position of Vice-Chairman of the Company pursuant to the terms hereof, except as the parties may hereafter agree.

            (b) Resignation upon Termination. Effective as of the Service Termination Date, Executive shall resign, in writing, from the position of Vice-Chairman of the Company and from all other positions he then holds with Holding, RIC Holding, the Company and their respective affiliates.

            8. Unauthorized Disclosure. During the Service Period and the period thereafter ending on the tenth anniversary of the Service Termination Date, without the prior written consent of the Board or its authorized representative, except to the extent required by an order of a court having apparent jurisdiction or under subpoena from an appropriate government agency, in which event, Executive shall use his best efforts to consult with the Board prior to responding to any such order or subpoena, and except in connection with the performance of his duties hereunder, Executive shall not disclose any confidential or proprietary trade secrets, customer lists, drawings, designs, information regarding product development, marketing plans, sales plans, manufacturing plans, management organization information (including data and other information relating to members of the Board, the Board of Directors of Holding and management of the Company or Holding), operating policies or manuals, business plans, financial records, packaging design or other financial, commercial, business or technical information relating to Holding, the Company or any of their


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

respective subsidiaries or affiliates or that Holding, the Company or any of their respective subsidiaries or affiliates may receive belonging to suppliers, customers or others who do business with Holding, the Company or any of their respective subsidiaries or affiliates (collectively, "Confidential Information") to any third person unless such Confidential Information has been previously disclosed to the public or is in the public domain (other than by reason of Executive's breach of this Section 8).

            9. Non-Competition. During the Service Period and the period thereafter ending on the first anniversary of the Service Termination Date (such periods referred to collectively as the "Restriction Period"), Executive shall not, directly or indirectly, engage in, become employed by, serve as an agent or consultant to, or become a partner, principal or stockholder (other than a holder of less than 1% of the outstanding voting shares of any publicly held company) of The Mead Corporation or any of its subsidiaries or of any other current or future direct competitor throughout the world (or any of such direct competitor's subsidiaries or affiliates) of Holding, the Company or any of their respective subsidiaries, as determined in good faith by the Board.

            10. Non-Solicitation of Employees. During the Restriction Period, Executive shall not, directly or indirectly, for his own account or for the account of any other person or entity with which he is or shall become associated in any capacity, (a) solicit for employment, employ or otherwise interfere with the relationship of Holding, the Company or any of their respective subsidiaries with any person throughout the world who at any time during the six months preceding such solicitation, employment or interference is or was employed by or otherwise engaged to perform services for Holding, the Company or any of their respective subsidiaries, other than any such solicitation or employment on behalf or for the benefit of the Company during Executive's employment with the Company, or (b) induce any employee of Holding, the Company or any of their respective subsidiaries who is a member of management to engage in any activity which Executive is prohibited from engaging in under any of Sections 8, 9, 10 or 11 or to terminate his employment with the Company.

            11. Non-Solicitation of Customers. During the Restriction Period, Executive shall not, directly or indirectly, solicit or otherwise attempt to establish, for himself or any other person, firm or entity, any business relationship of a nature that is competitive with the busi-


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

ness or relationship of Holding, the Company or any of their respective subsidiaries with any person, firm or corporation throughout the world which during the twelve-month period preceding the Service Termination Date was a customer, client or distributor of Holding, the Company or any of their respective subsidiaries, other than any such solicitation on behalf or for the benefit of the Company during Executive's employment with the Company.

            12. Return of Documents. Upon the Service Termination Date, Executive shall deliver to the Company all of Holding's, the Company's or any of their respective subsidiaries' property, and Holding's, the Company's or any of their respective subsidiaries' non-personal documents and data of any nature and in whatever medium pertaining to Executive's employment with Holding, the Company or any of their respective subsidiaries, and he shall not take with him any such property, documents or data of any description or any reproduction thereof, or any documents containing or pertaining to any Confidential Information. Whether documents or data are "personal" or "non-personal" shall be determined as follows: Executive shall present any documents or data that he wishes to take with him to the chief legal officer of the Company for his review. The chief legal officer shall make an initial determination whether any such documents or data are personal or non-personal, and with respect to such documents or data that he determines to be non-personal, shall notify Executive either that such documents or data must be retained by the Company or that the Company must make and retain a copy thereof before Executive takes such documents or data with him. Any disputes as to the personal or non-personal nature of any such documents or data shall first be presented to the Chairman, and if such disputes are not promptly resolved by Executive and the Chairman, such disputes shall be resolved through arbitration pursuant to Section 23(b).

            13. Injunctive Relief with Respect to Covenants; Forum, Venue and Jurisdiction. Executive acknowledges and agrees that the covenants, obligations and agreements of Executive contained in Sections 8, 9, 10, 11, 12 and 13 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants, obligations and agreements will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Executive agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or


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appropriate to restrain Executive from committing any violation of such covenants, obligations and agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies the Company may have. If the Company does not substantially prevail in obtaining and confirming the injunctive relief it seeks, the Company shall reimburse the Executive for any and all legal expenses (including attorneys' fees and reasonable travel expenses) incurred by him in defending against the imposition of such injunctive relief. Holding, RIC Holding, the Company and Executive hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America, in each case located in New York City, solely in respect of the injunctive remedies set forth in this
Section 13 and the interpretation and enforcement of Sections 8, 9, 10, 11, 12 and 13 solely insofar as such interpretation and enforcement relate to an application for injunctive relief in accordance with the provisions of this
Section 13, and the parties hereto hereby irrevocably agree that (i) the sole and exclusive appropriate venue for any suit or proceeding relating solely to such injunctive relief shall be in such a court, (ii) all claims with respect to any application solely for such injunctive relief shall be heard and deter mined exclusively in such a court, (iii) any such court shall have exclusive jurisdiction over the person of such parties and over the subject matter of any dispute relating to an application solely for such injunctive relief, and (iv) each hereby waives any and all objections and defenses based on forum, venue or personal or subject matter jurisdiction as they may relate to an application solely for such injunctive relief in a suit or proceeding brought before such a court in accordance with the provisions of this Section 13. All disputes not relating to requests for injunctive relief in accordance with this Section 13 shall be resolved by arbitration in accordance with Section 23(b).

            14. Assumption of Agreement. Holding, RIC Holding and the Company shall require any successor (by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets thereof, by agreement in form and substance reasonably satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that it would be required to perform this Agreement if no such succession had taken place.


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            15. Waiver of Certain Rights. Holding, RIC Holding, the Company and
Executive hereby acknowledge and agree that the Amended Agreement is superseded in its entirety by the terms of this Agreement, and the terms of the Amended Agreement shall, from and after the date hereof, be of no further force or effect, except that the provisions of section 9 of the Prior Agreement, attached as Exhibit C hereto, shall continue in effect with respect to any Excise Tax (as defined therein) required to be paid by Executive with respect to "excess parachute payments" (within the meaning of section 280G of the Code), if any, received by Executive in connection with the Merger (as defined in the Amended Agreement), under the terms of the Amended Agreement and under the terms of this Agreement, except any such payments received by Executive that are contingent on any corporate transaction occurring after the Merger, within the meaning of section 280G of the Code.

            16. Entire Agreement; Related Documents. Except as and to the extent set forth in other written agreements or corporate governance documents, this Agreement (including the Exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. All prior correspondence and proposals (including summaries of proposed terms) and all prior promises, representations, understandings, arrangements and agreements (except for other written agreements and corporate governance documents) relating to such subject matter (including but not limited to those made to or with Executive by any other person or entity or pursuant to the Amended Agreement) are merged herein and superseded hereby. This Agreement supersedes and discharges the obligations of all parties to the Amended Agreement and any other employment agreement currently in effect for Executive with Holding or any of its subsidiaries, except to the extent specifically set forth in Section
15. The Subscription Agreement, the Option Agreement and all other relevant agreements, plans and documents shall be amended as appropriate to carry out the provisions of this Agreement.

            17. Indemnification. The Company hereby agrees that it shall indemnify and hold harmless Executive to the fullest extent permitted by Delaware law from and against any and all liabilities, costs, claims and expenses including but not limited to all costs and expenses incurred in defense of litigation, including attorneys' fees, arising out of, or relating to, the employment of Executive by the Company or Executive's services to or for the Company or its


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affiliates, except to the extent arising out of or based upon the gross negligence or willful misconduct of Executive. Notwithstanding any other provision of this Agreement (including but not limited to the exception contained in the immediately preceding sentence), costs and expenses incurred by Executive in defense of such litigation, including attorneys' fees, shall be paid by the Company in advance of the final disposition of such litigation promptly upon receipt by the Company of (i) a written request for payment, (ii) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought, and (iii) an undertaking adequate under Delaware law made by or on behalf of Executive to repay the amounts so paid if it shall ultimately be determined that Executive is not entitled to be indemnified by the Company under this Agreement, including but not limited to as a result of such exception.

            18. Cooperation. Executive hereby agrees to cooperate (subject to reasonable personal and other business commitments) with Holding and its subsidiaries in connection with the Clay v. Riverwood International Corporation et al. and related litigation (the "Clay Litigation") and any other litigation involving Holding, the Company or their respective subsidiaries. The Company shall reimburse Executive for all of Executive's out-of-pocket expenses and costs relating to such cooperation promptly upon receipt by the Company of (i) a written request for reimbursement and (ii) appropriate documentation evidencing the incurrence, amount and nature of the expenses and costs for which reimbursement is being sought, provided that the Company shall not thereby be required to pay the fees and expenses of separate counsel for Executive (x) in connection with the Clay Litigation in any event (as long as the Company is providing counsel, which may be the Company's counsel, for Executive), or (y) in connection with any other litigation (or the Clay Litigation if the Company is not providing counsel for Executive), if the Company determines in good faith that such separate counsel is not reasonably acceptable to it, for reasons explained to Executive within 15 days after Executive first gives written notice of his intent to engage separate counsel, which notice shall contain the name and business address and telephone number of such separate counsel. After the Service Termination Date, the Company shall compensate Executive for his own time relating to such cooperation at an hourly rate commensurate with the Service Fee, which the parties hereby agree shall be equal to $500.00 per hour.


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

            19. Reimbursement of Certain Expenses. The Company shall reimburse Executive for all reasonable expenses, including legal fees and disbursements, incurred by Executive in connection with his entering into this Agreement upon submission of evidence, satisfactory to the Company, of the incurrence and purpose of such expenses.

            20. Mutual Releases. At the end of the Restriction Period, (a) the Company, Holding and RIC Holding and (b) Executive shall execute mutual releases substantially in the forms of Exhibit D1 and Exhibit D2 hereto.

            21. Representations and Warranties. (a) Executive hereby represents and warrants to Holding, RIC Holding and the Company that:

            (i) This Agreement and the amendments to the Subscription Agreement and the Option Agreement provided for herein have been duly executed and delivered by him and constitute his valid and binding obligation, enforceable against him in accordance with the terms hereof and thereof.

            (ii) The execution, delivery and performance by him of this Agreement and the amendments to the Subscription Agreement and the Option Agreement provided for herein are voluntary and will not result in (x) any breach or violation of or default under any law, statute, rule, regulation, judgment, order or decree or any mortgage, agreement, indenture or any other instrument to which he is a party or by which he or any of his properties or assets are bound, or (y) the creation or imposition of any lien, mortgage, security interest, restriction or other encumbrance on him or his assets or properties.

            (iii) No consent, approval or authorization of or filing with any court, arbitrator, tribunal, administrative or regulatory authority or agency is required on his part in connection with the execution, delivery or performance of this Agreement or the amendments to the Subscription Agreement or the Option Agreement provided for herein.

            (b) Holding hereby represents and warrants to Executive that:

            (i) This Agreement and the amendments to the Subscription Agreement and the Option Agreement provided for herein have been duly executed and delivered by it and constitute its valid and binding obligation, enforceable against it in accordance with the terms hereof and thereof.

            (ii) The execution, delivery and performance by it of this Agreement and the amendments to the Subscription Agreement and the Option Agreement provided for herein are voluntary and will not result in (x) any breach or violation of or default under any law, statute, rule, regulation, judgment, order or decree or any mortgage, agreement, indenture or any other instrument to which it is a party or by which it or any of its properties or assets are bound, or (y) the creation or imposition of any lien, mortgage, security interest, restriction or other encumbrance on it or its assets or properties, other than as reflected in this Agreement and any other agreement or corporate governance document not superseded by this Agreement, including but not limited to the Subscription Agreement and the Option Agreement.

            (iii) No consent, approval or authorization of or filing with any court, arbitrator, tribunal, administrative or regulatory authority or agency is required on its part in connection with the execution, delivery or performance of this Agreement or the amendments to the Subscription Agreement or the Option Agreement provided for herein.

            (iv) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to execute and deliver this Agreement and the amendments to the Subscription Agreement and the Option Agreement provided for herein, and to perform its obligations hereunder and there under. The execution, delivery and performance by it of this Agreement and the amendments to the Subscription Agreement and the Option Agreement provided for herein have been duly authorized by its Board, which constitutes all necessary corporate action on its part for such authorization.

            (v) The execution, delivery and performance by it of this Agreement and the amendments to the Subscription Agreement and the Option Agreement provided for herein will not result in any conflict with its charter documents or by-laws.

            (vi) Pursuant to section 1 of the Amended Agreement, it has obtained the approval of at least 75% of its shareholders to the terms of the Amended Agreement as contemplated by section 280G(b)(5)(B) of the Code.

            (vii) There are no direct restrictions on repurchases of the Shares by it in effect on the date hereof and imposed under any agreement to which it is a party or by which it is bound that is referred to in section 11(a)(i) of the Subscription Agreement, other than any such restriction pursuant to (A) the Credit Agreement, dated as of March 20, 1996, as amended, among the Company (as successor to RIC Holding), the lenders party thereto and The Chase Manhattan Bank as administrative agent, or any Loan Document (as such term is defined therein) referred to therein, (B) the Machinery Credit Agreement, dated as of March 27, 1996, as amended, among Riverwood International Machinery, Inc., the lenders party thereto, The Chase Manhattan Bank as administrative agent and Bank of America NT & SA as documentation agent, or any Loan Document (as such term is defined therein) referred to therein, (C) the Indenture, dated as of March 27, 1996, as supplemented, among the Company, RIC Holding, Holding and Fleet National Bank of Connecticut as Trustee, relating to RIC Holding's 10-1/4% Senior Notes due 2006 that have been assumed by the Company, or (D) the Indenture, dated as of March 27, 1996, as supplemented, among the Company, RIC Holding, Holding and Fleet National Bank of Massachusetts as Trustee, relating to RIC Holding's 10-7/8% Senior Subordinated Notes due 2008 that have been assumed by the Company.

            (c) RIC Holding hereby represents and warrants to Executive that:

            (i) This Agreement has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with the terms hereof.

            (ii) The execution, delivery and performance by it of this Agreement are voluntary and will not result in (x) any breach or violation of or default under any law, statute, rule, regulation, judgment, order or decree or any mortgage, agreement, indenture or any other instrument to which it is a party or by which it or any of its properties or assets are bound, or (y) the creation or imposition of any lien, mortgage, security interest, restriction or other encumbrance on it or its assets or properties, other than as reflected in this Agreement and any other agreement or corporate governance document not superseded by this Agreement, including but not limited to the Subscription Agreement and the Option Agreement.

            (iii) No consent, approval or authorization of or filing with any court, arbitrator, tribunal, administrative or regulatory authority or agency is required on its part in connection with the execution, delivery or performance of this Agreement.

            (iv) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by it of this Agreement have been duly authorized by its Board, which constitutes all necessary corporate action on its part for such authorization.

            (v) The execution, delivery and performance of this Agreement by it will not result in any conflict with its charter documents or by-laws.

            (d) The Company hereby represents and warrants to Executive that:

            (i) This Agreement has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with the terms hereof.

            (ii) The execution, delivery and performance by it of this Agreement are voluntary and will not result in (x) any breach or violation of or default under any law, statute, rule, regulation, judgment, order or decree or any mortgage, agreement, indenture or any other instrument to which it is a party or by which it or any of its properties or assets are bound, or (y) the creation or imposition of any lien, mortgage, security interest, restriction or other encumbrance on it or its assets or properties, other than as reflected in this Agreement and any other agreement or corporate governance document not superseded by this Agreement, including but not limited to the Subscription Agreement and the Option Agreement.

            (iii) No consent, approval or authorization of or filing with any court, arbitrator, tribunal, administrative or regulatory authority or agency is required on its part in connection with the execution, delivery or performance of this Agreement.

            (iv) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by it of this Agreement have been duly authorized by its Board, which constitutes all necessary corporate action on its part for such authorization.

            (v) The execution, delivery and performance by it of this Agreement will not result in any conflict with its charter documents or by-laws.

            (vi) The amendment in the form of Exhibit E hereto has received all required consents and has become effective.

            22. Directors and Officers Liability Insurance. The Company shall continue directors and officers liability insurance coverage for Executive at least through March 27, 2001 for all claims and expenses relating to Executive's service with the Company and its affiliates prior to November 11, 1996 (including but not limited to his service as President and Chief Executive Officer and as a member of the Boards of Directors of Holding and the Company and their respective affiliates). The Company shall continue directors and officers liability insurance coverage for Executive through March 27, 2001 for all claims and expenses relating to Executive's service during the Service Period. All coverage referred to in the two immediately preceding sentences shall provide insurance protection to Executive no less than (including with respect to scope, exclusions, deductibles and maximum liability) the insurance protection provided to Executive as of October 1, 1996, or such lesser protection as may be applicable from time to time to the person then serving as the chief executive officer of the Company (regardless of such person's title), taking into account all coverages (whether supplied by the Company or otherwise) made available to that person by the Company or any of its affiliates. The Company shall in all events maintain in effect directors and officers liability insurance covering Executive to the extent, and for the period, provided for in section 5.8(b) of the Agreement and Plan of Merger dated as of October 25, 1995, to which RIC Holding is a party.

            23. Miscellaneous.

            (a) Binding Effect; Assignment. This Agreement shall be binding on and inure to the benefit of Holding, RIC Holding and the Company and their respective successors and permitted assigns. This Agreement shall also be binding on and inure to the benefit of Executive and his heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by any party hereto with out the prior written consent of the other parties hereto, except as provided pursuant to this Section 23(a). Each of Holding, RIC Holding and the Company may effect such an assignment without prior written approval of Executive upon the transfer of all or substantially all of its business and/or assets (whether by purchase, merger, consolidation or otherwise), provided that the successor to such business and/or assets shall expressly assume and agree to perform this Agreement in accordance with the provisions of Section 14.

            (b) Arbitration. Any dispute or controversy arising under or in connection with this Agreement (except in connection with any request for injunctive relief in accordance with Section 13) shall be resolved by binding arbitration. The arbitration shall be held in the city of Atlanta, Georgia and, except to the extent inconsistent with this Agreement, shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect at the time of the arbitration, and otherwise in accordance with principles which would be applied by a court of law or equity. The arbitrator shall be acceptable to both the Company and Executive. If the parties cannot agree on an acceptable arbitrator, the dispute shall be heard by a panel of three arbitrators, one appointed by each of the parties and the third appointed by the other two arbitrators. All expenses of arbitration shall be borne by the party who incurs the expense, or, in the case of joint expenses, by both parties in equal portions, except that, in the event
Executive prevails on the principal issues of such dispute or controversy, all such expenses shall be borne by the Company.

            (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws.

            (d) Taxes. The Company may withhold from any payments made under this Agreement all federal, state, city or other applicable taxes as shall be required by law.

            (e) Amendments. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved by the Board or a person authorized thereby and is agreed to in writing by Executive and, in the case of any such modification, waiver or discharge affecting the rights or obligations of Holding or RIC Holding, is approved by the Board of Directors of Holding or RIC Holding or a person authorized by such Board of Directors, as the case may be. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

            (f) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

            (g) Notices. Any notice or other communication required or permitted to be delivered under this Agreement shall be (i) in writing, (ii) delivered personally, by courier service or by certified or registered mail, first-class postage prepaid and return receipt requested, (iii) deemed to have been received on the date of delivery or on the third business day after the mailing thereof, provided that the party giving such notice or communication shall have attempted to telephone the party or parties to which notice is being given during regular business hours on or before the day such notice or communication is being sent, to advise such party or parties that such notice is being sent, and (iv) addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

            (A) if to the Company, Holding or RIC Holding, to it at:

                  Riverwood International Corporation
                  3350 Cumberland Circle
                  Suite 1400
                  Atlanta, Georgia  30339
                  Attention: General Counsel

            (B) if to Executive, to him at his permanent home address as currently on file with the Company.

Copies of any notices or other communications given under this Agreement shall also be given to:

                  Clayton, Dubilier & Rice, Inc.
                  375 Park Avenue
                  New York, New York 10152
                  Attention: Mr. Kevin J. Conway

                                       and

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York 10022
                  Attention: Robert J. Cubitto, Esq.

                                       and

                  Such other person or firm as Executive may designate in writing from time to time in accordance with the terms hereof.

            (h) Execution and Delivery of Documents; Payments. The documents delivered in connection with the change of Executive's status from President and Chief Executive Officer to Vice-Chairman of the Company, including but not limited to this Agreement and the amendments to the Subscription Agreement and Option Agreement provided for herein, shall be executed and delivered, and the payments to be made pursuant hereto on the date hereof shall be made, at the offices of Debevoise & Plimpton, 875 Third Avenue,

New York, New York 10022, at 2:00 p.m., New York time, on November 11, 1996.

            (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

            (j) Headings. The section and other headings contained in this Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.

            IN WITNESS WHEREOF, the Company, Holding and RIC Holding have duly executed this Agreement by their authorized representatives and Executive has hereunto set his hand, in each case effective as of the date first above written.


                                    RIVERWOOD INTERNATIONAL
                                       CORPORATION


                                    By:/s/ B.H. Chastain
                                       ----------------------------------
                                       Name: B.H. Chastain
                                       Title: Secretary



                                    RIVERWOOD HOLDING, INC.


                                    By:/s/ B.H. Chastain
                                       ----------------------------------
                                       Name: B.H. Chastain
                                       Title: Secretary



                                    RIC HOLDING, INC.


                                    By:/s/ B.H. Chastain
                                       ----------------------------------
                                       Name: B.H. Chastain
                                       Title: Secretary



                                    EXECUTIVE


                                    /s/ Thomas H. Johnson
                                    -------------------------------------
                                    Thomas H. Johnson

                                                                       EXHIBIT A

                                  AMENDMENT TO
                     MANAGEMENT STOCK SUBSCRIPTION AGREEMENT

            AMENDMENT, dated as of November 11, 1996, to Management Stock Subscription Agreement, dated as of June 4, 1996 (the "Subscription Agreement"), between Riverwood Holding, Inc., a Delaware corporation formerly known as New River Holding, Inc. (the "Company"), and Thomas H. Johnson (the "Purchaser"),

                              W I T N E S S E T H :

            WHEREAS, on June 4, 1996, pursuant to the Subscription Agreement, Purchaser acquired from the Company, and the Company issued and sold to Purchaser, 30,000 shares of the Class A Common Stock, par value $.01 per share (the "Shares"), of the Company at a purchase price of $100.00 per share; and

            WHEREAS, the Purchaser has entered into an Agreement, dated as of November 11, 1996 (the "Services Agreement"), with Riverwood International Corporation, a Delaware corporation ("RIC"), RIC Holding, Inc., a Delaware corporation, and the Company, providing, among other things, for a change in the status of the Purchaser from President and Chief Executive Officer to Vice-Chairman of RIC; and

            WHEREAS, pursuant to the Services Agreement, the Company and the Purchaser have agreed to amend certain pro visions of the Subscription Agreement, as provided in this Amendment,

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Company and the Purchaser hereby agree as follows:

            1. Definitions. Capitalized terms used in this Amendment without definitions shall have the meanings set forth in the Subscription Agreement or, if not set forth in the Subscription Agreement, in the Services Agreement. Section references used in this Amendment are to sections of the Subscription Agreement.

            2. Amendment to Section 6(a). Section 6(a) is hereby amended by deleting the text thereof in its entirety and inserting in lieu thereof the following:

            "(a) Termination of Employment. Upon the Service Termination Date, the Company shall have an initial option to repurchase all or any portion of the Shares then held by the Purchaser (or, if the Purchaser's employment with RIC ("Employment") was terminated by the Purchaser's death, the Purchaser's estate) and shall have 60 days from the Service Termination Date (such 60-day period being hereinafter referred to as the "First Option Period") during which to give notice in writing to the Purchaser (or the Purchaser's estate) of its election to exercise or not to exercise such initial option. The Company hereby undertakes to use reasonable efforts to act as promptly as practicable following such termination to make such election. If the Company (i) fails to give notice that it intends to exercise such option within the First Option Period or
      (ii) chooses to repurchase none or only a portion of the Shares then held by the Purchaser (or the Purchaser's estate), by giving such notice, the CD&R Fund shall have an additional option to repurchase all or any portion of the Shares not repurchased by the Company, and shall have until the expiration of the earlier of (x) 60 days following the end of the First Option Period and (y) 60 days from the date of receipt by the CD&R Fund of written notice that the Company does not intend to exercise its initial option with respect to all of the Purchaser's Shares (such 60-day period being hereinafter referred to as the "Second Option Period") to give notice in writing to the Purchaser (or the Purchaser's estate) of the CD&R Fund's exercise of its option. If the Company and the CD&R Fund have failed to exercise their respective options pursuant to this Section 6(a) or have exercised such options with respect to less than all of the Shares held by the Purchaser (or his estate) within the time periods specified herein, then on notice from the Purchaser (or his estate) in writing and delivered to the Company within 30 days following the end of the Second Option Period, the Company shall be required to purchase all (but not less than all) of the Shares then held by the Purchaser (or his estate). All purchases pursuant to this Section 6(a) by the Company or the CD&R Fund shall be for a purchase price and effected in the manner prescribed by Section 7 hereof."

            3. Amendment to Section 6(c). Section 6(c) is hereby amended by deleting the text thereof in its entirety and inserting in lieu thereof the following:

            "(c) Certain Definitions. As used in this Agreement the following terms shall have the following meanings:

            (i) 'Service Termination Date' shall have the meaning assigned to such term in the Agreement, dated as of November 11, 1996, among RIC, Parent, the Company and the Purchaser.

            (ii) 'Subsidiary' shall mean any corporation or other Person (other than RIC), a majority of whose outstanding voting securities or other equity interests is owned, directly or indirectly, by the Company.

            (iii) 'Unforeseen Personal Hardship' shall mean financial hardship arising from (x) extraordinary medical expenses or other expenses directly related to ill ness or disability of the Purchaser, a member of the Purchaser's immediate family or one of the Purchaser's parents or (y) payments necessary or required to prevent the eviction of the Purchaser from the Purchaser's principal residence or foreclosure on the mortgage on that residence. The Board's reasoned and good faith determination of Unforeseen Personal Hardship shall be binding on the Company and the Purchaser."

            4. Amendment to Section 6(d). Section 6(d) is hereby amended by deleting the text thereof in its entirety and inserting in lieu thereof the following:

            "(d) Notice of Termination. The Company shall give written notice of the occurrence of the Service Termination Date to the CD&R Fund."

            5. Amendment to Section 7(a)(i). Section 7(a)(i) is hereby amended by deleting the text thereof in its entirety and inserting in lieu thereof the following:

            "(a) Purchase Price. (i) For the purposes of any purchase of the Shares pursuant to Section 6, and subject to Section 11(c), the purchase price per Share to be paid to the Purchaser (or his estate) for each Share (the "Purchase Price") shall be the Fair Market Value (as defined in paragraph (ii) below) of such

      Share as of the Service Termination Date or the effective date of a determination of financial hardship, as the case may be."

            6. Amendment to Section 11(a). Section 11(a) is hereby amended by deleting the text thereof in its entirety and inserting in lieu thereof the following:

            "(a) Financing Agreements, etc. Notwithstanding any other provision of this Agreement, the Company shall not be obligated or permitted to complete a repurchase of any Shares from the Purchaser if (i) such repurchase would result in a violation of the terms or provisions of, or result in a default or an event of default under, (A) the Credit Agreement, dated as of March 20, 1996, as amended (the "Credit Agreement"), among RIC (as successor to Parent), the lenders party thereto and The Chase Manhattan Bank as administrative agent, (B) the Machinery Credit Agreement, dated as of March 27, 1996, as amended (the "Machinery Credit Agreement"), among Riverwood International Machinery, Inc., the lenders party thereto, The Chase Manhattan Bank as administrative agent and Bank of America NT & SA as documentation agent, (C) the Indenture, dated as of March 27, 1996, as supplemented, among RIC, Parent, the Company and Fleet National Bank of Connecticut as Trustee, relating to Parent's 10-1/4% Senior Notes due 2006 that have been assumed by RIC (the "Senior Note Indenture"), (D) the Indenture, dated as of March 27, 1996, as supplemented, among RIC, Parent, the Company and Fleet National Bank of Massachusetts as Trustee, relating to Parent's 10-7/8% Senior Subordinated Notes due 2008 that have been assumed by RIC (together with the Senior
      Note Indenture, the "Indentures"), or (E) any other guarantee, financing or security agreement or document entered into (I) by Riverwood or any of its subsidiaries prior to the Effective Time that remains outstanding in any part on or after the Effective Time, (II) by the Company or any of its subsidiaries in connection with the Acquisition, or the financing of the Acquisition or (III) otherwise from time to time in connection with the operations of the Company, RIC or the Subsidiaries (the Credit Agreement, the Machinery Credit Agreement, the Indentures and such other agreements and documents, as each may be amended, modified or supplemented from time to time, are referred to herein as the "Financing Agreements"), in each case as the same may be amended, modified or supplemented from time to time, (ii) such repurchase would violate any of the terms or provisions of the Certificate of Incorporation of the Company or (iii) the Company has no funds legally available therefor under the General Corporation Law of the State of Delaware."

            7. Amendment to Section 11(c). Section 11(c) is hereby amended by deleting the text thereof in its entirety and inserting in lieu thereof the following:

            "(c) Purchase Price Adjustment. In the event that a repurchase of Shares from the Purchaser is delayed pursuant to this Section 11, the purchase price per Share when the repurchase of such Shares eventually takes place as contemplated by Section 11(b) shall be equal to (i) the Purchase Price per Share determined under Section 7 as of the Service Termination Date or the effective date of a determination of financial hardship, as the case may be, increased by interest on such Purchase Price for the period from the date such repurchase would have taken place but for a delay of such repurchase pursuant to Section 11(a) to the date on which the repurchase actually takes place (the "Delay Period"), at an annual rate of interest equal to the weighted average cost of the Company's bank indebtedness outstanding during the Delay Period or (ii) if elected in writing by the Purchaser within ten days following notice to the Purchaser of any delay pursuant to Section 11(b) hereof, the Fair Market Value of a Share, determined in accordance with Section 7(a)(ii) as of last day of the month immediately preceding the date such repurchase actually takes place."

            8. Amendment to Section 12(a)(ii). Section 12(a)(ii) is hereby amended by deleting the text thereof in its entirety and inserting in lieu thereof the following:

            "(ii) if to the Purchaser, to the Purchaser at his permanent home address as currently on file with the Company."

            9. Amendment to Section 12(a). Section 12(a) is hereby amended by deleting the first sentence of the flush left language following clause (iii) thereof and inserting in lieu thereof the following:

      "All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mail ing thereof, provided that the party giving such notice or communication shall have attempted to telephone the party or parties to which notice is being given during regular business hours on or before the day such notice or communication is being sent, to advise such party or parties that such notice is being sent."

            10. Amendment to Section 12(a). The name and ad dress of Simpson, Thacher & Bartlett is hereby deleted in its entirety from Section 12(a), and the following is inserted in lieu thereof:

            "Such other person or firm as the Purchaser may designate in writing from time to time in accordance with the terms hereof."

            11. Miscellaneous.

            (a) Subscription Agreement. Except as expressly amended and modified hereby, the Subscription Agreement is hereby ratified and reaffirmed in all respects and all the terms and provisions thereof shall be and remain in full force and effect, provided that the rights and obligations to repurchase or require the repurchase of the Shares, pursuant to the Subscription Agreement, shall not be triggered as a result of the Purchaser's change in status from President and Chief Executive Officer to Vice-Chairman of RIC.

            (b) Applicable Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.

            (c) Section and Other Headings. The section and other headings in this Amendment are inserted solely as a matter of convenience and for reference purposes only and shall not affect the meaning or interpretation of this Amendment.

            (d) Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, each party hereto has executed or caused this Amendment to be executed on its behalf, all as of the date first above written.


                              RIVERWOOD HOLDING, INC.



                              By:__________________________
                                 Name:
                                 Title:



                              THE PURCHASER:



                              _____________________________
                              Thomas H. Johnson



ACKNOWLEDGED AND CONSENTED TO:

      CLAYTON, DUBILIER & RICE
         FUND V LIMITED PARTNERSHIP


         By:      CD&R Associates V
                    Limited Partnership,
                    the General Partner

                        By:   CD&R Investment
                              Associates, Inc.,
                              its managing general partner


                              By:____________________
                                 Name:
                                 Title:

                                                                       EXHIBIT B

                                  AMENDMENT TO
                        MANAGEMENT STOCK OPTION AGREEMENT

            AMENDMENT, dated as of November 11, 1996, to Management Stock Option Agreement, dated as of June 4, 1996 (the "Option Agreement"), between Riverwood Holding, Inc., a Delaware corporation formerly known as New River Holding, Inc. (the "Company"), and Thomas H. Johnson (the "Grantee"),

                              W I T N E S S E T H :

            WHEREAS, the Company and the Grantee have executed and delivered the Option Agreement, pursuant to which the Grantee has been granted options to purchase up to 90,000 shares of the Class A Common Stock, par value $.01 per share, of the Company; and

            WHEREAS, the Grantee has entered into an Agreement, dated as of November 11, 1996 (the "Services Agreement"), with Riverwood International Corporation, a Delaware corporation ("RIC"), RIC Holding, Inc. and the Company, providing, among other things, for a change in the status of the Grantee from President and Chief Executive Officer to Vice-Chairman of RIC; and

            WHEREAS, pursuant to the Services Agreement, the Company and the Grantee have agreed to amend certain provisions of the Option Agreement, as provided in this Amendment,

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Company and the Grantee hereby agree as follows:

            1. Definitions. Capitalized terms used in this Amendment without definitions shall have the meanings set forth in the Option Agreement or, if not set forth in the Option Agreement, in the Services Agreement. Section references used in this Amendment are to sections of the Option Agreement.

            2. Amendment to Section 1. Section 1 is hereby amended by deleting the text thereof in its entirety and inserting in lieu thereof the following:

            "1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

            (a) 'Acquisition' shall have the meaning set forth in the Recitals hereto.

            (b) 'Affiliate' shall mean, with respect to any person, any other person controlled by, controlling or under common control with such person.

            (c) 'Board' shall have the meaning set forth in the Recitals hereto.

            (d) 'CD&R Fund' shall mean Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership, and any successor investment vehicle managed by Clayton, Dubilier & Rice, Inc.

            (e) 'Change in Control' shall mean the first to occur of the following events after the date hereof:

                  (i) the acquisition by any person, entity or "group" (as
            defined in Section 13(d) of the Exchange Act), other than the Company, the Subsidiaries, any employee benefit plan of the Company or the Subsidiaries, the CD&R Fund, any Investor or any Affiliate of the CD&R Fund or of an Investor, of 50% or more of the combined voting power of the Company's or RIC's then outstanding voting securities;

                  (ii) the merger or consolidation of the Company or RIC, as a result of which persons who were stockholders of the Company or RIC, as the case may be, immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

                  (iii) the liquidation or dissolution of the Company or RIC other than a liquidation of RIC into the Company or into any Subsidiary; and

                  (iv) the sale, transfer or other disposition of all or
            substantially all of the assets of the Company or RIC to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company, RIC, the CD&R Fund or any Investor.

            (f) 'Change in Control Price' shall mean the price per share of Common Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Board if any part of such price is payable other than in cash).

            (g) 'Common Stock' shall mean the Class A Common Stock, par value $.01 per share, of the Company.

            (h) 'Company' shall have the meaning set forth in the introductory paragraph hereof.

            (i) 'Disability' shall have the meaning assigned to such term in the Services Agreement. The date of any Disability shall be the date fixed by the Services Agreement.

            (j) 'EBITDA' shall have the meaning assigned to such term in the Credit Agreement, dated as of March 20, 1996, as amended, among RIC (as successor to Parent), the lenders party thereto and The Chase Manhattan Bank as administrative agent, as such agreement may be amended from time to time.

            (k) 'EBITDA Target' shall mean the sum of (x) the cumulative EBITDA target for the fourth fiscal year of the Company set forth in the original investment case under the business plan developed by the Company in connection with the financing of the Acquisition and (y) the EBITDA target reflected for fiscal year 2000 of the Company in the five year business plan of the Company approved by the Board during the fourth quarter of fiscal year 1996 of the Company.

            (l) 'Effective Date' shall mean June 4, 1996.

            (m) 'Effective Time' shall have the meaning set forth in the Recitals hereto.

            (n) 'Exchange Act' shall mean the U.S. Securities Exchange Act of 1934, as amended.

            (o) 'Exercise Date' shall have the meaning set forth in Section 6 hereof.

            (p) 'Exercise Price' shall have the meaning set forth in Section 6 hereof.

            (q) 'Exercise Shares' shall have the meaning set forth in Section 6 hereof.

            (r) 'Extraordinary Termination' shall mean a termination of the Grantee's employment with the Company and the Subsidiaries by reason of the Grantee's death or Disability.

            (s) 'Fair Market Value' shall mean, as of any date, the fair market value on such date per share of Common Stock as determined in good faith by the Executive Committee of the Board. In making a determination of Fair Market Value, the Executive Committee shall give due consideration to such factors as it deems appropriate, including, without limitation, the earnings and certain other financial and operating information of the Company and the Subsidiaries in recent periods, the potential value of the Company and the Subsidiaries as a whole, the future prospects of the Company and the Subsidiaries and the industries in which they compete, the history and management of the Company and the Subsidiaries, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the Company and the Subsidiaries and a valuation of the Common Stock, which shall be per formed, with respect to the 1996 fiscal year, as promptly as practicable following the first business day of the 1997 fiscal year of the Company and each subsequent fiscal year by an independent valuation firm chosen by the Executive Committee, provided, however, that the Fair Market Value per share of Common Stock determined as of any date prior to January 1, 1997 shall be deemed to equal $100 unless the Executive Committee determines otherwise. Notwithstanding the foregoing, following a Public Offering, Fair Market Value shall mean the average of the high and low trading prices for a share of Common Stock on the primary national exchange (including NASDAQ) on which the Common Stock is then traded on the trading day immediately preceding the date as of which such Fair Market Value is determined. The determination of Fair Market Value will not give effect to any restrictions on transfer of the shares of Common Stock or the fact that such Common Stock would represent a minority interest in the Company.

            (t) 'Financing Agreements' shall mean (A) the Credit Agreement, dated as of March 20, 1996, as amended, among RIC (as successor to Parent), the lenders party thereto and The Chase Manhattan Bank as administrative agent, (B) the Machinery Credit Agreement, dated as of March 27, 1996, as amended, among Riverwood International Machinery, Inc., the lenders party thereto, The Chase Manhattan Bank as administrative agent and Bank of America NT & SA as documentation agent, (C) the Indenture, dated as of March 27, 1996, as supplemented, among RIC, Parent, the Company and Fleet National Bank of Connecticut as Trustee, relating to Parent's 10-1/4% Senior Notes due 2006 that have been assumed by RIC, (D) the Indenture, dated as of March 27, 1996, as supplemented, among RIC, Parent, the Company and Fleet National Bank of Massachusetts as Trustee, relating to Parent's 10-7/8% Senior Subordinated Notes due 2008 that have been assumed by RIC, or (E) any other guarantee, financing or security agreement or document entered into (I) by Riverwood or any of its subsidiaries prior to the Effective Time that remains outstanding in any part on or after the Effective Time, (II) by the Company or any of its subsidiaries in connection with the Acquisition, or the financing of the Acquisition, or (III) otherwise from time to time in connection with the operations of the Company, RIC or the Subsidiaries, as each may be amended, modified or supplemented from time to time.

            (u) 'Grant Date' shall mean the date hereof, which is the date on which the Options are granted to the Grantee.

            (v) 'Grantee' shall have the meaning set forth in the introductory paragraph hereof.

            (w) 'Investors' shall mean each of the investors who purchased shares of Common Stock or shares of Class B Common Stock of the Company concurrently with the consummation of the merger contemplated by the Merger Agreement, and their "specified affiliates", within the meaning of the Stockholders Agreement of the Company, as amended from time to time.

            (x) 'Management Stock Subscription Agreement' shall mean the management stock subscription agreement entered into by the Company and the Grantee in connection with the Grantee's exercise of any of the Options and purchase of the Shares subject to any such

      Options pursuant to Section 6 hereof, as such agreement may be amended from time to time.

            (y) 'Merger Agreement' shall have the meaning set forth in the Recitals hereto.

            (z) 'New Employer' shall mean the Grantee's employer, or the parent or a subsidiary of such employer, immediately following a Change in Control.

            (aa) 'Newco' shall have the meaning set forth in the Recitals hereto.

            (bb) 'Normal Termination Date' shall mean the 90th day following the tenth anniversary of the date hereof.

            (cc) 'Option Price' shall mean the exercise price under each Option as set forth in Section 2 hereof.

            (dd) 'Options' shall mean, collectively, the Performance Options and the Service Options granted to the Grantee hereby.

            (ee) 'Parent' shall have the meaning set forth in the Recitals hereto.

            (ff) 'Performance Options' shall mean the options to purchase Shares granted to the Grantee pursuant to this Agreement which shall vest, if at all, in accordance with the provisions of Section 3(b) hereof based upon the financial performance of the Company and the Subsidiaries. Performance Options have been granted to the Grantee pursuant to this Agreement with respect to the number of Shares specified under Item B on the signature page hereof.

            (gg) 'Plan' shall have the meaning set forth in the Recitals hereto.

            (hh) 'Public Offering' shall mean the first day as of which sales of Common Stock are made to the public in the United States pursuant to an underwritten public offering of the Common Stock led by one or more underwriters at least one of which is an underwriter of nationally recognized standing.

            (ii) 'Registration and Participation Agreement' shall have the meaning set forth in Section 7(f) hereof.

            (jj) 'Restriction Period' shall have the meaning assigned to such term in the Services Agreement.

            (kk) 'RIC' shall have the meaning set forth in the Recitals hereto.

            (ll) 'Riverwood' shall have the meaning set forth in the Recitals hereto.

            (mm) 'Rule 144' shall mean Rule 144 promulgated under the Securities Act.

            (nn) 'Securities Act' shall mean the U.S. Securities Act of 1933, as amended.

            (oo) 'Service Options' shall mean the options to purchase Shares granted to the Grantee pursuant to this Agreement which shall vest, if at all, in accordance with the provisions of Section 3(a) hereof based upon a Grantee's completion of service. Service Options have been granted to the Grantee pursuant to this Agreement with respect to the number of Shares specified under Item A on the signature page hereof.

            (pp) 'Service Termination Date' shall have the meaning assigned to such term in the Services Agreement.

            (qq) 'Services Agreement' shall mean the Agreement, dated as of November 11, 1996, among RIC, Parent, the Company and the Grantee.

            (rr) 'Shares' shall mean the shares of Common Stock subject to the Options. The number of Shares subject to the Options is set forth on the signature page hereof.

            (ss) 'Subsidiary' shall mean any corporation or other person, a majority of whose outstanding voting securities or other equity interests are owned, directly or indirectly, by the Company."

            2. Amendment to Section 3(a). Section 3(a) is hereby amended by deleting the text thereof in its entirety and inserting in lieu thereof the following:

            "(a) Service Options. Except as otherwise provided in this Agreement, 20% of the Service Options granted hereby shall vest and become exercisable on

      June 3, 1997 (unless the Service Termination Date shall have previously occurred), and an additional 20% of the Service Options shall vest and become exercisable on December 31, 1997 (unless the Service Termination Date shall have previously occurred); provided that, if the Service Period ends by reason of an Extraordinary Termination, a portion of the Service Options held by the Grantee as of the date of such Extraordinary Termination, which portion shall be equal to 40% minus any portion thereof that shall have theretofore become vested and exercisable, shall become immediately vested and exercisable. Any Service Options held by the Grantee as of the Service Termination Date that have not become vested and exercisable on or prior to such date in accordance with this Section 3(a) shall terminate and be canceled immediately on such date."

            3. Amendment to Section 3(b). Section 3(b) is hereby amended by deleting the text thereof in its entirety and inserting in lieu thereof the following:

            "(b) Performance Options. Except as otherwise provided in this Agreement, no portion of any Performance Options shall vest or become exercisable (i) unless and until the Company shall have achieved the EBITDA Target and (ii) unless the Grantee shall have been continuously employed by the Company or one of the Subsidiaries from the Grant Date until the date as of which the EBITDA Target is achieved; provided that, upon the Service Termination Date, a proportionate share of any Performance Options that have not vested and become exercisable on or prior to the Service Termination Date shall vest and become exercisable as of such date. Such proportionate share of Performance Options that shall become vested and exercisable shall equal the product of (i) the percentage obtained by dividing (x) the cumulative EBITDA achieved by the Company as of the last day of the calendar quarter ending coincident with or immediately prior to the Service Termination Date by (y) the EBITDA Target, multiplied by (ii) the total number of Shares subject to the Performance Options. Any Performance Options held by the Grantee as of the Service Termination Date that have not become vested and exercisable on or prior to such date in accordance with this Section 3(b) shall terminate and be canceled immediately on such date. Notwithstanding the foregoing provisions of this paragraph (b), subject to the continuous employment of the Grantee with the

      Company or one of the Subsidiaries, Performance Options shall vest and become exercisable nine years and six months following the Grant Date, regardless of whether the EBITDA Target has been achieved."

            4. Amendment to Section 4(b). Section 4(b) is hereby amended by deleting the text thereof in its entirety and inserting in lieu thereof the following:

            "(b) Early Termination. Upon the Service Termination Date, any Options held by the Grantee that have not vested and become exercisable shall be canceled on such date. Subject to the provisions of Section 5(a), all Options held by the Grantee on the Service Termination Date that shall have become vested and exercisable on or before such date shall remain exercisable through the end of the Restriction Period or through the date which is 60 days after the Normal Termination Date, whichever date is earlier, and if not exercised within such period, shall terminate and be canceled upon the expiration of such period. Nothing in this Agreement shall be deemed to confer on the Grantee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time."

            5. Amendment to Section 5(a). Section 5(a) is hereby amended by deleting the text thereof in its entirety and inserting in lieu thereof the following:

            "5. Restrictions on Exercise; Non-Transferability of Options.

            (a) Restrictions on Exercise. The Options may be exercised only with respect to full shares of Common Stock. No fractional shares of Common Stock shall be issued. Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, and no certificates representing Shares shall be delivered, (i) (A) unless all requisite approvals and consents of any governmental authority of any kind having jurisdiction over the exercise of the Options shall have been secured, (B) unless the purchase of the Shares upon the exercise of the Options shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Shares shall have been registered under such laws, and (C) unless all applicable U.S.

      federal, state and local and non-U.S. tax withholding requirements shall have been satisfied or (ii) if such exercise would result in a violation of the terms or provisions of or a default or an event of default under any of the Financing Agreements. The Company shall use commercially reasonable efforts to obtain the consents and approvals referred to in clause (i)(A) of the preceding sentence, to satisfy the withholding requirements referred to in clause (i)(C) of the preceding sentence and to obtain the consent of the parties to the Financing Agreements referred to in clause (ii) of the preceding sentence so as to permit the Options to be exercised. If the operation of the third sentence of this Section 5(a) shall prevent the exercise of all or any part of the Options (such Options or such part thereof, the "Restricted Options") that the Grantee attempts to exercise otherwise in accordance with the provisions of this Agreement, then the period during which the Restricted Options are exercisable as provided in Section 4(b) shall be extended by the lesser of (i) 90 days and (ii) the length of the period during which the Grantee is so prevented from exercising the Restricted Options, provided that the extension provided for in this sentence shall not exceed 90 days in the aggregate with respect to any particular Restricted Options."

            6. Amendment to Section 5(b). Section 5(b) is hereby amended by deleting the text thereof in its entirety and inserting in lieu thereof the following:

            "(b) Non-Transferability of Options. The Options may be exercised only by the Grantee or by the Grantee's estate. The Option is not assignable or transferable, in whole or in part, and it may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Grantee upon the Grantee's death, provided that the deceased Grantee's beneficiary or the representative of the Grantee's estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the pro visions of this Agreement and the Plan as if such beneficiary or the estate were the Grantee."

            7. Amendments to Sections 5(c) through 5(i). Sections 5(c) through 5(i) are hereby amended by deleting the text of Sections 5(c) through 5(i) in its entirety and inserting in lieu thereof the following:

            "(c) Withholding. Whenever Shares are to be issued pursuant to the Options, the Company may require the recipient of the Shares to remit to the Company an amount sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding requirements. If shares of Common Stock are traded on a national securities exchange or bid and ask prices for shares of Common Stock are quoted on the NASDAQ, the Company may, if requested by the Grantee, withhold shares of Common Stock to satisfy the minimum applicable withholding requirements, subject to the provisions of the Plan and any rules adopted by the Board regarding compliance with applicable law, including, but not limited to, Section 16(b) of the Exchange Act."

            8. Amendment to Section 6. Section 6 is hereby amended by deleting the text thereof in its entirety and inserting in lieu thereof the following:

            "6. Manner of Exercise. To the extent that any of the Options shall have become and remain vested and exercisable as provided in Section 3 and subject to such reasonable administrative regulations as the Board may have adopted, such Options may be exercised, in whole or in part, by notice to the Secretary of the Company in writing given on the date as of which the Grantee will so exercise the Options (the "Exercise Date"), specifying the number of Shares with respect to which the Options are being exercised (the "Exercise Shares"), subject to the execution by the Company and the Grantee of a management stock subscription agreement substantially in the form of the Management Stock Subscription Agreement, dated as of June 4, 1996, between the Company and the Grantee, as amended through the date of exercise, or in such other form as may be agreed upon by the Company and the Grantee, and the delivery to the Company by the Grantee, on or within five days following the Exercise Date, in accordance with the Management Stock Subscription Agreement, full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, and in an amount equal to the product of the number of Exercise Shares, multiplied by the Option

      Price (such amount, the "Exercise Price"). Upon execution by the Company and the Grantee of the Management Stock Subscription Agreement and delivery to the Company by the Grantee of the Exercise Price, the Company shall deliver to the Grantee a certificate or certificates representing the Exercise Shares, registered in the name of the Grantee and bearing appropriate legends as provided in Section 7(b) hereof. If shares of Common Stock are traded on a U.S. national securities exchange or bid and ask prices for shares of Common Stock are quoted over NASDAQ, the Grantee may, in lieu of cash, tender shares of Common Stock that have been owned by the Grantee for at least six months, having a Fair Market Value on the Exercise Date equal to the Exercise Price or may deliver a combination of cash and such shares of Common Stock having a Fair Market Value equal to the difference between the Exercise Price and the amount of such cash as payment of the Exercise Price, subject to such rules and regulations as may be adopted by the Board to provide for the compliance of such payment procedure with applicable law, including Section 16(b) of the Exchange Act. The Company may require the Grantee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise, (ii) to determine whether registration is then required under the Securities Act and (iii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law."

            9. Amendment to Section 10. Section 10 is hereby amended by deleting the text thereof in its entirety and inserting in lieu thereof the following:

            "10. INTENTIONALLY OMITTED."

            10. Amendment to Section 13(a)(ii). Section 13(a)(ii) is hereby amended by deleting the text thereof in its entirety and inserting in lieu thereof the following:

            "(ii) if to the Grantee, to the Grantee at his permanent home address as currently on file with the Company."

            11. Amendment to Section 13(a). Section 13(a) is hereby amended by deleting the first sentence of the flush left language following clause (iii) thereof and inserting in lieu thereof the following:

      "All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof, provided that the party giving such notice or communication shall have attempted to telephone the party or parties to which notice is being given during regular business hours on or before the day such notice or communication is being sent, to advise such party or parties that such notice is being sent."

            12. Amendment to Section 13(a). The name and address of Simpson, Thacher & Bartlett is hereby deleted in its entirety from Section 13(a), and the following is inserted in lieu thereof:

            "Such other person or firm as the Grantee may designate in writing from time to time in accordance with the terms hereof."

            13. Amendment to Section 13(c)(i). Section 13(c)(i), which was erroneously numbered as Section 13(b)(i), is hereby amended by deleting the text thereof in its entirety and inserting in lieu thereof the following:

            "(c) Waiver; Amendment.

            (i) Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party's or beneficiary's rights or privileges hereunder or shall be deemed a waiver of such party's or beneficiary's rights to exercise the same at any subsequent time or times hereunder."

            14. Amendment to Section 13(d). Section 13(d) is hereby amended by deleting the text thereof in its entirety and inserting in lieu thereof the following:

            "(d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Grantee without the prior written consent of the other parties and the CD&R Fund."

            15. Miscellaneous.

            (a) Option Agreement. Except as expressly amended and modified hereby, the Option Agreement is hereby ratified and reaffirmed in all respects and all the terms and provisions thereof shall be and remain in full force and effect, provided that the vesting and exercise of the Options shall not be affected as a result of the Grantee's change in status from President and Chief Executive Officer to Vice-Chairman of RIC, except as reflected herein.

            (b) Applicable Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.

            (c) Section and Other Headings. The section and other headings in this Amendment are inserted solely as a matter of convenience and for reference purposes only and shall not affect the meaning or interpretation of this Amendment.

            (d) Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, each party hereto has executed or caused this Amendment to be executed on its behalf, all as of the date first above written.


                              RIVERWOOD HOLDING, INC.



                              By:__________________________
                                 Name:
                                 Title:




                              THE GRANTEE:



                              ______________________________
                              Thomas H. Johnson



ACKNOWLEDGED AND CONSENTED TO:

      CLAYTON, DUBILIER & RICE
         FUND V LIMITED PARTNERSHIP


         By:      CD&R Associates V
                    Limited Partnership,
                    the General Partner

                        By:   CD&R Investment
                              Associates, Inc.,
                              its managing general partner


                              By:______________________
                                 Name:
                                 Title:

                                                                       EXHIBIT C

            Section 9 of the Employment Agreement


            "9. Excise Tax.

            (a) In the event that Executive is determined (as described below) to be subject to excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to any payments hereunder other than payments provided pursuant to Section 8(d)(ix) hereunder (the "Excise Tax"), the Company shall pay to Executive as additional compensation an amount (the "Gross-Up Payment") which, after taking into account any federal, state and local income tax, Medicare payroll deduction and excise tax under Section 4999 of the Code (the "Executive Taxes") upon the payment provided for by this
Section 9, shall be equal to the amount of such Excise Tax. For purposes of determining whether Executive is subject to the Excise Tax, (i) any payments or benefits received by Executive (whether pursuant to the terms hereof or pursuant to any plan, arrangement or other agreement with the Company or any entity affiliated with the Company) which payments (the "Contingent Payments") are deemed contingent on a change described in Section 280G(b)(2)(A)(i) of the Code shall be taken into account, (ii) the amount of payments or benefits under this Agreement treated as subject to the Excise Tax shall be equal to the lesser of
(A) the total amount of all such payments and benefits hereunder as are Contingent Payments and (B) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code payable to Executive and (iii) Executive shall be deemed to pay the Executive Taxes at the highest marginal applicable rates of such taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local Executive Taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and Executive Taxes thereon) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. Notwithstanding the foregoing, in the event any portion of the Gross-Up Payment to be refunded to the Company has been paid to any federal, state or local tax authority, repayment thereof shall not be required until actual refund or credit of such portion has been made to the Executive (which the Executive shall request, with the Company's assistance using the same procedure as set forth in paragraph (g) below) and interest payable to the Company shall not exceed interest received or credited to the Executive by such tax authority for the period it held such portion. The Executive and the Company shall mutually agree upon the course of action to be pursued (and the method of allocating the expenses thereof) if the Executive's good faith claim for refund or credit is denied. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence and amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by Executive with respect to such excess) at the time that the amount of such excess is finally determined. Notwithstanding the foregoing, no Gross-Up Payment shall be made with respect to any payments made pursuant to Section 8(d) hereunder by reason of termination of employment by Executive for the reasons specified in Section 8(e)(i) or (ii) hereof.

            (b) if (I) the quotient of (i) the Net After-Tax Amount with respect to the Contingent Payments paid or payable to Executive by the Company or any affiliate thereof divided by (ii) the Net After-Tax Cost (as such term is defined below) to the Company or any affiliate thereof of providing such Contingent Payments (including the cost of the Gross-Up Payment) exceeds 33% or if (II) the quotient of (i) the increase in such Net After-Tax Amount (as such term is defined below) by reason of the amendment to Section 9 effected hereby divided by (ii) the increase in the Net After-Tax Cost to the Company or any affiliate thereof as a result of the amendment to Section 9 dated as of July 31, 1995 exceeds 11% (the tests referred to in (I) and (II) above shall be referred to as the "Limitation Tests"), then, in either event, the Gross-Up Payment provided in paragraph (a) above shall not be available and the provisions of paragraph (c) below shall apply. The term "Net After-Tax Cost" shall mean the net cost to the Company and any affiliate thereof after giving effect to the Gross-Up Payment, if any, and all federal, state and local tax deductions which would be applicable to such payments, taking into account any disallowance of deduction pursuant to Section 280G of the Code, assuming the Company is subject to income tax at the highest marginal applicable rates. The term "Net After-Tax Amount" shall mean the net amount of the Contingent Payments and the Gross-up Payment after giving effect to all Executive Taxes which would be applicable to such payments, assuming all such payments were subject to income tax at the highest marginal applicable rates, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local Executive Taxes.

            (c) If the Gross-Up Payment is not payable to Executive by reason of paragraph (b) above, then the reduction provided in paragraph (d) below shall apply unless such reduction fails to satisfy the Limitation Tests (without regard to any Gross-Up Payment), in which case the provisions of paragraph (e) below shall apply.

            (d) If the Gross-Up Payment is not payable by reason of paragraph
(b) above, then, notwithstanding any other provision of this Agreement (other than paragraph (c) above) or any other agreement between Executive and the Company or any affiliate thereof, if a reduction of payments Executive otherwise would be entitled to receive hereunder from the Company, after taking into account all other payments paid or payable to Executive by the Company or any affiliate thereof (including, but not limited to, payments paid or payable pursuant to the PSAR Agreement), to the extent such payments constitute Contingent Payments, would result in a greater Net After-Tax Amount, then such payments made under this Agreement shall be reduced to provide the greatest Net After-Tax Amount.

            (e) If the provisions of this paragraph (e) are applicable by reason of paragraph (c) above, then the amounts paid or payable under this Agreement shall be reduced to the extent necessary (but not below zero) that will result in the payments, if any, hereunder not constituting excess parachute payments within the meaning of Section 280G(b)(1) of the Code.

            (f) The determination of whether Executive is subject to the Excise Tax and the amounts of such Excise Tax and Gross-Up Payment and, if applicable, the determination of whether any payment reduction shall be effected and the amount thereof, as well as all other calculations hereunder, shall be made by the Company, which shall provide Executive prompt written notice (the "Company Notice") setting forth its determinations and calculations. Within 30 days following the receipt by Executive of the Company Notice, Executive may notify (the "Executive Notice") the Company in writing if he disagrees with such determinations or calculations, setting forth the reasons for any such disagreement. If the Company and Executive do not resolve such disagreement within 10 business days following receipt by the Company of the Executive Notice, the Company and Executive shall agree upon a nationally recognized accounting or compensation firm (the "Resolving Firm") to make a determination with respect to such disagreements. If Executive and the Company are unable to agree upon the Resolving Firm within 20 business days following the Executive Notice, the Atlanta, Georgia office of Towers, Perrin shall be the Resolving Firm. Within 30 business days following the Executive Notice, if the disagreement is not resolved by such time, each of Executive and the Company shall submit its position to the Resolving Firm, which shall make a determination as to all such disagreements within 30 days following the last of such submissions, which determination shall be binding upon Executive and the Company. Each party shall pay its own expenses in connection with any determinations, calculations, disagreements or resolutions pursuant to this paragraph (f); provided that the expenses of the Resolving Firm shall be paid by the Company, unless the Resolving Firm determines that there was no reasonable basis for Executive's position, in which case Executive shall pay such fees and expenses. In the event that Executive is successful in any material respect, the Company shall also pay all reasonable fees and expenses incurred by Executive.

            (g) The Company agrees to reimburse Executive for reasonable fees and expenses in connection with any audit or assessment by the Internal Revenue Service or any administrative or judicial proceedings if a claim (the "Claim") arises out of, or results from the treatment or characterization of any payments made by the Company as Contingent Payments or Gross-Up Payments. Executive shall notify the Company in writing of any such Claim as soon as practicable but in no event later than 10 business days after the Executive is informed of such Claim and the parties shall cooperate with each other in good faith to effectively contest the Claim. One or more attorneys chosen by the Company (which shall be responsible for all reasonable fees and expenses of such attorneys) and approved by Executive, which approval shall not be unreasonably withheld, shall control all proceedings taken in connection with such contest and may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such Claim as the Company shall reasonably determine; provided, however, that no position may be taken nor any final resolution of such Claim may be made by the Company without

Executive's consent if such position or resolution could reasonably be expected to adversely affect Executive (including any other tax position of Executive unrelated to the matters covered hereby). Notwithstanding the foregoing, if the Company forgoes further prosecution of such contest, Executive may elect to continue such prosecution; provided, however, that the Company shall not be liable for the fees and expenses in connection with such further prosecution, except that if the Executive prevails in any material respect in such further prosecution, the Company shall pay (or reimburse the Executive for) all reasonable fees and expenses incurred by Executive in connection with such claims, including without limitation any such fees and expenses incurred prior to the date of such further prosecution."

                                                                      EXHIBIT D1

            This RELEASE, dated __________, 199_ [end of Restriction Period], is given by each of RIVERWOOD INTERNATIONAL CORPORATION, a Delaware corporation ("Riverwood"), RIVERWOOD HOLDING, INC., a Delaware corporation ("Holding"), and RIC HOLDING, INC., a Delaware corporation ("RIC Holding"), in favor of THOMAS H. JOHNSON ("Executive"),

                              W I T N E S S E T H:

            WHEREAS, Riverwood, Holding, RIC Holding and Executive executed and delivered an Agreement, dated as of November 11, 1996 (the "Services Agreement"), regarding Executive's employment with Riverwood and certain other matters; and

            WHEREAS, this Release is being delivered by Riverwood, Holding and RIC Holding pursuant to section 20 of the Services Agreement,

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Riverwood, Holding and RIC Holding hereby agrees as follows:

            1. Release. Each of Riverwood, Holding and RIC Holding hereby releases, acquits and forever discharges Executive from any and all liability or obligation of any character whatsoever which Executive had, has or may in the future have, directly or indirectly, to Riverwood, Holding or RIC Holding, respectively, except for the matters set forth in Section 2 hereof.

            2. Matters Not Covered. This Release shall not release Executive from any liability or obligation on account of any act or acts taken by Executive, or any act or acts authorized by Executive to be taken, which constitute a breach under or non-performance of any of the provisions of the Services Agreement or of any other agreement or corporate governance document not superseded by the Services Agreement, including but not limited to the Management Stock Subscription Agreement and Management Stock Option Agreement referred to in, and amended in connection with, the Services Agreement. In addition, this Release shall not release Executive from any liability or obligation relating to claims made and not settled or discharged by Riverwood, Holding or RIC Holding prior to the date hereof.

            3. Automatic Revocation. If Executive shall revoke the Release granted by him today to Riverwood, Holding and RIC Holding, this Release shall be automatically revoked and of no further force or effect as though this Release had never been granted.

            4. No Admission of Liability. This Release is not intended to be, nor shall it be deemed, construed or treated in any respect as, an admission of liability by any person or entity for any purpose.

            5. Amendments. This Release may not be amended or modified orally, and may be amended or modified only with the prior written consent of Riverwood, Holding, RIC Holding and Executive.

            6. Governing Law. This Release shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws.

            7. Miscellaneous. This Release shall be binding upon the successors, assigns and representatives of each of Riverwood, Holding and RIC Holding and shall inure to the benefit of the successors, assigns and representatives of Executive. The headings in this Release are for convenience of reference only and shall not define or limit the provisions hereof.

            IN WITNESS WHEREOF, Riverwood, Holding and RIC Holding have each caused its respective duly authorized officer to execute this Release as of the date first above written.


                                    RIVERWOOD INTERNATIONAL
                                       CORPORATION


                                    By:________________________
                                       Name:
                                       Title:


                                    RIVERWOOD HOLDING, INC.


                                    By:________________________
                                       Name:
                                       Title:


                                    RIC HOLDING, INC.


                                    By:________________________
                                       Name:
                                       Title:

STATE OF     )
             )  ss.:
COUNTY OF    )


            Be it remembered that on this ____ day of ________________ 199_ A.D. personally came before me, the undersigned, a Notary Public in and for said State duly commissioned and sworn, ________________________________, who is the __________________________ of Riverwood International Corporation, a Delaware corporation, signatory to the within and foregoing instrument, known to me personally to be such and the person who executed such instrument on behalf of such corporation, and acknowledged to me that such instrument was his own act and deed, that the signature therein is his own proper handwriting, that his act of executing and delivering such instrument was duly authorized by such corporation and that the facts stated therein are true. Given under my hand and seal of office the day and year aforesaid.


[Seal]
                                    ___________________________________
                                    Signature of Notary Public

STATE OF     )
             )  ss.:
COUNTY OF    )


            Be it remembered that on this ____ day of ________________ 199_ A.D. personally came before me, the undersigned, a Notary Public in and for said State duly commissioned and sworn, ________________________________, who is the __________________________ of Riverwood Holding, Inc., a Delaware corporation, signatory to the within and foregoing instrument, known to me personally to be such and the person who executed such instrument on behalf of such corporation, and acknowledged to me that such instrument was his own act and deed, that the signature therein is his own proper handwriting, that his act of executing and delivering such instrument was duly authorized by such corporation and that the facts stated therein are true. Given under my hand and seal of office the day and year aforesaid.


[Seal]
                                    ___________________________________
                                    Signature of Notary Public

STATE OF     )
             )  ss.:
COUNTY OF    )

            Be it remembered that on this ____ day of ________________ 199_ A.D. personally came before me, the undersigned, a Notary Public in and for said State duly commissioned and sworn, ________________________________, who is the __________________________ of RIC Holding, Inc., a Delaware corporation, signatory to the within and foregoing instrument, known to me personally to be such and the person who executed such instrument on behalf of such corporation, and acknowledged to me that such instrument was his own act and deed, that the signature therein is his own proper handwriting, that his act of executing and delivering such instrument was duly authorized by such corporation and that the facts stated therein are true. Given under my hand and seal of office the day and year aforesaid.


[Seal]
                                    ___________________________________
                                    Signature of Notary Public

                                                                      EXHIBIT D2

            This RELEASE, dated __________, 199_ [end of Restriction Period], is given by THOMAS H. JOHNSON ("Executive") in favor of each of RIVERWOOD INTERNATIONAL CORPORATION, a Delaware corporation ("Riverwood"), RIVERWOOD HOLDING, INC., a Delaware corporation ("Holding"), and RIC HOLDING, INC., a Delaware corporation ("RIC Holding"),

                              W I T N E S S E T H:

            WHEREAS, Executive, Riverwood, Holding and RIC Holding executed and delivered an Agreement, dated as of November 11, 1996 (the "Services Agreement"), regarding Executive's employment with Riverwood and certain other matters; and

            WHEREAS, this Release is being delivered by Executive pursuant to section 20 of the Services Agreement,

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive hereby agrees as follows:

            1. Release. Executive hereby releases, acquits and forever discharges each of Riverwood, Holding and RIC Holding from any and all liability or obligation of any character whatsoever which Riverwood, Holding or RIC Holding, respectively, had, has or may in the future have, directly or indirectly, to Executive, except for the matters set forth in Section 2 hereof.

            2. Matters Not Covered. This Release shall not release Riverwood, Holding or RIC Holding from any liability or obligation on account of any act or acts taken by Riverwood, Holding or RIC Holding, or any act or acts authorized by Riverwood, Holding or RIC Holding to be taken, which constitute a breach under or non-performance of any of the provisions of the Services Agreement or of any other agreement or corporate governance document not superseded by the Services Agreement, including but not limited to the Management Stock Subscription Agreement and Management Stock Option Agreement referred to in, and amended in connection with, the Services Agreement. In addition, this Release shall not release Riverwood, Holding or RIC Holding from any liability or obligation relating to claims made and not settled or discharged by Executive prior to the date hereof.

            3. Review of Release. Executive understands that he has been given a period of twenty-one (21) days to review and consider this Release before signing it. Executive further understands that he may use as much of this 21-day period as he wishes prior to signing.

            4. Consultation. Executive is strongly encouraged to consult with an attorney before signing this Release. He understands that whether or not to do so is his own independent and voluntary decision.

            5. Revocation. Executive understands that this Release can be revoked within seven (7) days of his signing. Revocation can be made by delivering a written revocation to [Edward W. Stroetz, Jr., Labor and Benefits Counsel,] Riverwood International Corporation, 3350 Cumberland Circle, Suite 1400, Atlanta, Georgia 30339. For this revocation to be effective, written notice must be received by [Edward W. Stroetz, Jr.] no later than the close of business on the seventh day after Executive signs this Release. Executive understands that if he revokes this Release, the Release granted to him today by Riverwood, Holding and RIC Holding shall be automatically revoked, and such Release shall not be effective or enforceable and Executive shall not receive the benefits described in such Release.

            6. Acknowledgement. Executive acknowledges that he has carefully read and understands the contents of this Release. He further acknowledges and agrees that the consideration recited in this Release is the sole and only consideration for this Release, and no representations, promises, or inducements have been made by any party or its officers, employees, agents or attorneys thereof other than appear in this Release.

            7. No Admission of Liability. This Release is not intended to be, nor shall it be deemed, construed or treated in any respect as, an admission of liability by any person or entity for any purpose.

            8. Amendments. This Release may not be amended or modified orally, and may be amended or modified only with the prior written consent of Riverwood, Holding, RIC Holding and Executive.

            9. Governing Law. This Release shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws.

            10. Miscellaneous. This Release shall be binding upon the successors, assigns and representatives of Executive and shall inure to the benefit of the successors, assigns and representatives of each of Riverwood, Holding and RIC Holding. The headings in this Release are for convenience of reference only and shall not define or limit the provisions hereof.

            IN WITNESS WHEREOF, Executive has hereunto set his hand as of the date first above written.



                                    EXECUTIVE:



                                    __________________________________
                                    Thomas H. Johnson



STATE OF      )
              )  ss.:
COUNTY OF     )


            Be it remembered that on this ____ day of ________________ 199_ A.D. personally came before me, the undersigned, a Notary Public in and for said State duly commissioned and sworn, Thomas H. Johnson, signatory to the within and foregoing instrument, known to me personally to be such and the person who executed such instrument, and acknowledged to me that such instrument was his own act and deed, that the signature therein is his own proper handwriting, and that the facts stated therein are true. Given under my hand and seal of office the day and year aforesaid.


[Seal]
                                    ___________________________________
                                    Signature of Notary Public

                                                                       EXHIBIT E

                       EXHIBIT E TO THE SERVICES AGREEMENT
                       IS FILED SEPARATELY AS EXHIBIT 4.5